Confidential Treatment Requested. Confidential portions of this document have been redacted and separately filed with the Commission.

***** Confidential material redacted and filed separately with the Commission.

Date: June 2, 2004

To:
Yeda Research and Development Company Ltd.
Rehovot

Re:
Amendment No. 4 to Research and Licence Agreement dated April 7, 1993 between Yeda Research and Development Company Ltd. (“Yeda”) and XTL Biopharmaceuticals Ltd. (previously known as Xenograft Technologies Ltd.) (“XTL”) (as amended on August 31, 1995; as such amendment was restated on January 25, 1998) (“Amendment No. 1”), on January 25, 1998 (“Amendment No. 2”) and on January 26, 2003 ("Amendment No. 3")) ("the Agreement")

We set out below the amendment to the Agreement (as already amended by Amendment No.1, Amendment No.2 and Amendment No. 3), following discussions between the parties conducted at the Corporation's request:

1.
Clauses 8(c)(i) and 13(b) of the Agreement shall be deemed amended so as to allow Yeda to elect, in its absolute discretion, in the event it is entitled, under the said clauses 8(c)(i) or 13(b), to terminate the Agreement and the licence thereunder entirely, in lieu of total termination of the Agreement and the licence thereunder (“Total Termination”), to terminate the Agreement and the licence thereunder partially, i.e. so as to leave them in force only to the extent necessary to support the grant of any license granted by the Corporation to any sub-licensee of the Corporation, under a sub-license agreement approved by Yeda (“Partial Termination”). In the event Yeda and XTL shall not have agreed, in writing, within ***** days (or such longer period as Yeda and XTL may agree in writing) of receipt by XTL of notice of Partial Termination on the precise terms and conditions of the Agreement following Partial Termination, the Partial Termination shall be converted into Total Termination, upon written notice of Yeda to the Corporation, such notice to be sent no later than ***** days after termination of the said *****. At the request of either XTL or Yeda, any dispute regarding the said terms and conditions, shall be submitted to non-binding mediation by an agreed mediator, provided that such mediation proceedings shall not continue beyond the said *****, unless otherwise agreed by the parties in writing.

2.	The parties agree that the Agreement shall be amended as provided in this paragraph 2 below:

(a)	the word “lower” appearing in clause 2.1.6 of Amendment No. 1 (as replaced by Amendment No. 3) shall be and is hereby substituted by the word "higher";

(b)	the reference in clause 7(c)(iii) of the Agreement to paragraph 9(a) of the Agreement shall be and is hereby replaced by a reference to clause 9 of the Agreement;

(c)	the reference in clause 9 of the Agreement to paragraph 8(c) of the Agreement shall be and is hereby replaced by a reference to clause 8(b) of the Agreement;

***** Confidential material redacted and filed separately with the Commission.

(d)	the phrase “*****” in clause 13(b)(i) (B) of the Agreement (as amended pursuant to Amendment No. 2 and Amendment No. 3) shall be and are hereby replaced by the phrase “***** year”;

(e)
the references in clause 13(b)(i)(C) of the Agreement (as amended pursuant to Amendment No. 2 and Amendment No. 3) to “*****” shall be and hereby are replaced by “*****”, respectively, and the references in the said clause 13(b)(i)(C) (as amended as aforesaid) to “US$ ***** US Dollars)” shall be are hereby replaced by references to “US$ ***** US Dollars)”;

(f)	the reference in clause 13(b)(i)(D) of the Agreement (as amended pursuant to Amendment No. 2 and Amendment No. 3) to “*****” shall be and hereby is replaced by “*****”.

(g)	before clause 13(b)(i)(C) of the Agreement (as amended pursuant to Amendment No. 2, Amendment No. 3 and this Amendment No. 4), a new clause 13(b)(i)(B1) shall be inserted reading as follows:

(B1)
In the event that not later than the end of the fifteenth year of the term of the License, the Corporation or any sub-licensee of the Corporation shall have entered into phase 3 clinical trials with a Royalty Bearing Product, then (i) the provisions of clause 13(b)(i)(B) above shall also apply to the ***** years of the term of the Licence, except that with respect to the ***** years of the term of the Licence, the reference to $***** in the said clause 13(b)(i)(B) shall be deemed replaced by a reference to $*****; and (ii) the timelines under clause 13(b)(i)(C) and (D) below shall be extended by ***** years so that the words “*****” and “*****” appearing in clause 13(b)(i)(C) shall be replaced by “*****” and “*****”, respectively, the reference to $***** referred to in the said clause 13(b)(i)(C) shall be deemed replaced by a reference to $*****, and the word “*****” appearing in clause 13(b)(i)(D) shall be replaced by “*****”.

3.
This letter shall be deemed to constitute an amendment of the Agreement and it and the Agreement shall be read together as one and, for the avoidance of doubt, a breach of this letter shall constitute a breach of the Agreement.

4.	The Agreement, as amended herein, remains in full force and effect.

Please countersign this letter as confirmation of your consent to the contents.

Yours faithfully,
XTL BIOPHARMACEUTICALS LTD.
YEDA RESEARCH AND DEVELOPMENT COMPANY LTD.

[SIGNATURE PAGE TO FOURTH AMENDMENT]